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Emerald Financial Corp.
S-8 Registration



                                  EXHIBIT NO. 5

                          OPINION OF GRADY & ASSOCIATES
                               REGARDING LEGALITY



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Emerald Financial Corp.
S-8 Registration



                               GRADY & ASSOCIATES
                          ATTORNEYS & COUNSELORS AT LAW

                       20800 CENTER RIDGE ROAD, SUITE 116
                          ROCKY RIVER, OHIO 44116-4306
                              --------------------
Francis X. Grady                 (440) 356-7255
Joseph A. Drain              Fax (440) 356-7254


                                 April 27, 1998
Board of Directors
Emerald Financial Corp.
14092 Pearl Road
Strongsville, OH 44136

         RE:      FORM S-3 REGISTRATION STATEMENT

Ladies and Gentlemen:

         We are rendering this opinion in connection with the Form S-3 Registration Statement (the "Registration Statement") filed by Emerald Financial Corp. (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1933. The registration Statement relates to the offering of 250,000 shares (the "Shares") of the Company's Common Stock, without par value, pursuant to the provisions of the Company's 1998 Stock Option and Incentive Plan (the "Plan").

         We are familiar with the proceedings taken by the Company in connection with authorization, issuance and sale of the Shares. We have examined such corporate documents, records, certificates and papers, made an examination of such legal matters, and have taken such other steps as deemed relevant and necessary as a basis for the opinion hereinafter set forth. For the purposes of this opinion, we have assumed the genuineness of all signatures on all documents submitted to us and assumed the authenticity of all documents submitted as originals to us and the conformity to the original documents of all copies of documents submitted to us. To the extent that this opinion is based upon factual information, we have relied upon certain representations and certifications made by the executive management of the Company, and we have no reason to believe that reliance thereon is unwarranted.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, sold and paid for in accordance with the terms of the Plan and the options or other awards granted thereunder, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement covering the Shares.

                  Sincerely yours,

                  /s/ Grady and Associates



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